Exhibit 99.1

BLOCKBUSTER REPORTS FIRST QUARTER 2006 RESULTS

DALLAS, April 27, 2006 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the first quarter ended March 31, 2006, highlighted by a significant year-over-year improvement in profitability and cash flow.

For the first quarter, net loss was $1.9 million, or $0.03 per common share, an improvement of $55.6 million as compared with net loss of $57.5 million, or $0.31 per common share, for the first quarter of 2005. Adjusted net income for the first quarter of 2006 increased $61.6 million to $13.0 million, or $0.05 per diluted common share, as compared with adjusted net loss of $48.6 million, or $0.26 per common share, for the first quarter of 2005. The calculations of adjusted net income (loss) and adjusted net income (loss) per common share are shown on page 5 of the tables accompanying this release.

“Our first quarter 2006 results reflect the actions we have taken to improve our overall profitability and cash flow,” said Blockbuster Chairman and CEO John Antioco. “For the first time in three years we saw an increase in domestic same-store rental revenues and we believe that our combined in-store and online rental offering will allow us to further increase our market share and outperform the domestic rental industry in 2006.”

First Quarter 2006 Financial Results

Revenues for the first quarter of 2006 declined 7.7% to $1.43 billion compared to $1.55 billion for the first quarter of last year, primarily due to a reduction in revenues from lower margin retail sales, a 236 store decline in the company-operated store base since the first quarter of 2005 resulting from accelerated

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Blockbuster Inc. First Quarter 2006 Earnings Release

actions to optimize the store portfolio, and less advertising and promotional activity. These decreases were partially offset by an increase in revenues from BLOCKBUSTER Online® resulting from growth in the subscriber base, which totaled approximately 1.3 million subscribers at March 31, 2006. Worldwide same-store rental revenues for the first quarter decreased 0.7%, reflecting a 2.1% increase in domestic same-store rental revenues and a 9.0% decline in international same-store rental revenues. Worldwide same-store retail revenues for the first quarter of 2006 declined 16.2% from the same period last year.

Operating income for the first quarter of 2006 increased $91.8 million to $19.7 million from an operating loss of $72.1 million for the first quarter of 2005. The significant improvement in operating income was driven by the Company’s cost containment actions, including reduced advertising costs both in-store and online, lowered corporate overhead, and reduced store labor. The reduction in SG&A expenses was partially offset by a $61.5 million decrease in gross profit mostly due to the decline in total revenues. Gross margin for the first quarter increased to 56.1% from 55.8% for the same period last year largely due to a change in the revenue mix between rental and retail. Rental revenues represented 74.5% of total revenues for the first quarter of 2006 as compared to 71.4% for the same period last year.

The Company’s balance sheet continued to strengthen during the first quarter primarily driven by the improvement in profitability and a focus on maximizing the Company’s cash flow. Cash flow provided by operating activities increased by $150.7 million to $41.0 million for the first quarter of 2006 from a $109.7 million deficit for the first quarter of 2005. Free cash flow (net cash flow provided by operating activities less capital expenditures) increased by $181.0 million to $32.9 million for the first quarter of 2006 from a negative $148.1 million for the first quarter of 2005. The outstanding balance on the Company’s revolving credit facility decreased by $75.0 million during the quarter to $60.0 million at March 31, 2006. As a result, borrowing capacity under the revolving credit facility increased to $238.9 million at March 31, 2006.

Additional financial and operational information for the first quarter of 2006 can be found in the tables accompanying this release.

2006 Business Outlook

The Company continues to focus on profitability improvements and market share growth and is on track to reduce its SG&A costs above the store level and significantly lower its capital expenditures year-over-year. In addition, the Company expects to meet its goal of two million BLOCKBUSTER Online

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Blockbuster Inc. First Quarter 2006 Earnings Release

subscribers by the end of 2006. The Company believes that its rental offering at domestic company-operated stores, which no longer includes extended viewing fees, combined with BLOCKBUSTER Online will continue to have a positive impact on its domestic same-store rental revenues and enable it to outperform the domestic rental industry in 2006.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s results can be found in the Company’s Form 10-K for the year ended December 31, 2005 and in the Company’s upcoming Form 10-Q for the quarter ended March 31, 2006. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with approximately 9,000 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may include, without limitation, statements relating to (1) our belief that our combined in-store and online rental offering will allow us to further increase our market share and outperform the domestic rental industry in 2006; (2) our focus on improving the profitability of our business and on market share growth; (3) our expectations for reducing SG&A costs above the store level and significantly lowering capital expenditures year-over-year; (4) our overall strategies and related initiatives and investments, including our “No Late Fees” program and online business, and our expectations with respect to the competitive and financial impact of these and other initiatives, including their impact on domestic same-store rental revenues; (5) our expectations for establishing our online business as profitable and our online subscriber growth goals; (6) our outlook for the home video industry; and (7) our expectations with respect to potential divestitures and store closures. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.

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Blockbuster Inc. First Quarter 2006 Earnings Release

These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, including our “No Late Fees” program and online business, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements; (7) our ability to respond to changing consumer preferences, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control and reduce overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to capitalize on anticipated industry consolidation; (11) the application and impact of future accounting policies or interpretations of existing accounting policies; (12) the impact of developments affecting our outstanding litigation and claims against us; and (13) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenues:
Base rental revenues	$891.3	$938.2
Previously rented product (“PRP”) revenues	153.6	137.3
Extended viewing fee (“EVF”) revenues	19.4	29.8

Total rental revenues	1,064.3	1,105.3
Merchandise sales	349.1	425.9
Other revenues	16.0	17.7

	1,429.4	1,548.9

Cost of sales:
Cost of rental revenues	362.3	357.4
Cost of merchandise sold	264.8	327.7

	627.1	685.1

Gross profit	802.3	863.8

Operating expenses:
General and administrative	691.9	759.4
Advertising	39.4	119.0
Depreciation and amortization of intangibles	51.3	57.5

	782.6	935.9

Operating income (loss)	19.7	(72.1)
Interest expense	(26.7)	(20.8)
Interest income	1.3	1.0
Other items, net	1.2	(1.8)

Loss before income taxes	(4.5)	(93.7)
Benefit for income taxes	2.6	36.2

Net loss	(1.9)	(57.5)
Preferred stock dividends	(2.8)	—

Net loss applicable to common stockholders	$(4.7)	$(57.5)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.31)

Weighted average common shares outstanding:
Basic and diluted	186.7	183.7

Cash dividends per common share	$—	$0.02

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Three Months Ended March 31,
	2006		2005
	Revenues	Percent of Total	Revenues	Percent of Total
Rental revenues:
Base movie rental revenues-in-store	$762.1	71.6%	$823.6	74.5%
Base movie rental revenues-online	51.9	4.9%	22.5	2.0%
Movie PRP revenues	132.8	12.5%	122.4	11.1%
Movie EVF revenues	18.0	1.7%	27.5	2.5%

Total movie rental revenues	964.8	90.7%	996.0	90.1%

Base game rental revenues	77.3	7.3%	92.1	8.3%
Game PRP revenues	20.8	1.9%	14.9	1.4%
Game EVF revenues	1.4	0.1%	2.3	0.2%

Total game rental revenues	99.5	9.3%	109.3	9.9%

Total rental revenues	$1,064.3	100.0%	$1,105.3	100.0%

Merchandise sales:
Movie sales	$118.2	33.9%	$175.5	41.2%
Game sales	152.5	43.7%	161.1	37.8%
General merchandise sales	78.4	22.4%	89.3	21.0%

Total merchandise sales	$349.1	100.0%	$425.9	100.0%

Other Information:

	Three Months Ended March 31,
	2006	2005
Same-store Revenues Data:
Worldwide same-store revenues decrease	(5.2)%	(0.4)%
Domestic same-store revenues decrease	(4.4)%	(2.7)%
International same-store revenues increase (decrease)	(6.8)%	5.1%

Online Subscribers (in millions):	1.3	0.8

Margin:
Rental margin	66.0%	67.7%
Merchandise margin	24.1%	23.1%
Gross margin	56.1%	55.8%

Cash Flow Data:
Net cash flow provided by (used for) operating activities	$41.0	$(109.7)
Net cash flow used for investing activities	$(7.1)	$(38.7)
Net cash flow used for financing activities	$(87.1)	$(34.6)

Capital Expenditures:	$8.1	$38.4

Balance Sheet Information:

	March 31, 2006	December 31, 2005	March 31, 2005
Cash and cash equivalents	$223.7	$276.2	$145.3
Merchandise inventories	$311.6	$310.3	$474.6
Rental library	$467.7	$475.5	$466.3
Accounts payable	$415.4	$368.1	$608.0
Total debt (including capital lease obligations)	$1,073.7	$1,158.0	$1,116.9

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION, continued

Worldwide Store Count Information:

	Three Months Ended March 31,
	2006	2005
Domestic Company-Operated Stores:
Beginning	4,617	4,708
Additions	7	50
Closures	(97)	(35)

Ending	4,527	4,723

International Company-Operated Stores:
Beginning	2,541	2,557
Additions	6	22
Closures	(17)	(9)

Ending	2,530	2,570

Franchised Stores:
Beginning	1,884	1,829
Additions	3	15
Closures	(17)	(8)

Ending	1,870	1,836

Total Stores Worldwide:
Beginning	9,042	9,094
Additions	16	87
Closures	(131)	(52)

Ending	8,927	9,129

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), free cash flow should not be considered in isolation of, or as a substitute for, net loss as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net loss and net cash flow provided by (used for) operating activities, the most directly comparable amounts reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Three Months Ended March 31,
	2006	2005
Net cash flow provided by (used for) operating activities	$41.0	$(109.7)

Adjustments to reconcile net cash flow provided by (used for) operating activities to free cash flow:
Capital expenditures	(8.1)	(38.4)

Free cash flow	$32.9	$(148.1)

The following table provides a reconciliation of net loss to free cash flow:

	Three Months Ended March 31,
	2006	2005
Net loss	$(1.9)	$(57.5)

Adjustments to reconcile net loss to free cash flow:
Depreciation and amortization of intangibles	51.3	57.5
Non-cash share-based compensation expense	7.1	10.1
Capital expenditures	(8.1)	(38.4)
Rental library purchases, net of rental amortization	10.8	4.3
Changes in working capital	(26.9)	(75.6)
Changes in deferred taxes and other	0.6	(48.5)

Free cash flow	$32.9	$(148.1)

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the period ended March 31, 2006, the Company reports adjusted net income and adjusted net income per diluted common share and operating income excluding charges related to severance costs incurred for a reduction-in-force, lease termination costs incurred for store closures, costs incurred for the planned closure of operations in Spain and the recognition of a tax benefit from the resolution of an international income tax audit. Management believes that because these items are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company. Management uses net income and operating income excluding these non-recurring items as an internal measure of business operating performance.

Additionally, for the period ended March 31, 2005, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding the costs incurred related to the potential acquisition of Hollywood Entertainment Corporation and severance costs incurred for a reduction-in-force. Management believes that because these items are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results. Management uses operating loss and net loss excluding these non-recurring items as an internal measure of business operating performance.

	Three Months Ended March 31,
	2006	2005
Reconciliation of adjusted net loss:
Net loss	$(1.9)	$(57.5)
Adjustments to reconcile net loss to adjusted net income (loss):
Resolution of international income tax audit	(6.7)	—
Costs incurred for the potential acquisition of Hollywood Entertainment Corporation, net of tax	—	7.7
Severance costs incurred for reduction-in-force, net of tax	9.5	1.2
Lease termination costs incurred for store closures	6.2	—
Costs incurred for the planned closure of operations in Spain	5.9	—

Adjusted net income (loss)	13.0	(48.6)
Preferred stock dividends	(2.8)	—

Adjusted net income (loss) applicable to common stockholders	$10.2	$(48.6)

Adjusted net income (loss) per diluted common share	$0.05	$(0.26)

Adjusted weighted average common shares outstanding - diluted	217.1	183.7

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$19.7	$(72.1)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Costs incurred for the potential acquisition of Hollywood Entertainment Corporation	—	12.6
Severance costs incurred for reduction-in-force	9.5	2.0
Lease termination costs incurred for store closures	6.2	—
Costs incurred for the planned closure of operations in Spain	5.9	—

Adjusted operating income (loss)	$41.3	$(57.5)